Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTED, that each person whose signature appears below hereby appoints Michael J. Beyer acting alone, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to the Registration Statement on Form S-1 filed by and on behalf of Foresight Energy Partners LP (the “Registration Statement”), and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on the dates indicated.

Signature	Title	Date

/s/ John F. Dickinson	Director	April 12, 2012
John F. Dickinson

/s/ E. Bartow Jones	Director	April 12, 2012
E. Bartow Jones